Exhibit 8.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

February 9, 2018

Avista Healthcare Public Acquisition Corp.

65 East 55th Street

18th Floor

New York, NY 10022

Ladies and Gentlemen:

We have acted as counsel to Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (the “AHPAC”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4, File No. 333-221734, filed with the Commission on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to a Transaction Agreement, dated as of August 21, 2017 (as it may be amended from time to time, the “Transaction Agreement”), by and among Envigo International Holdings, Inc., a Delaware corporation (the “Company”), AHPAC, Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of AHPAC (“Merger Sub”), Avista Healthcare NewCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of AHPAC (“NewCo”) and Jermyn Street Associates LLC, solely in its capacity as Shareholder Representative. Any capitalized terms used but not defined herein have the meaning given to such terms in the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement; (ii) the prospectus contained in the Registration Statement; (iii) the prospectus, File No. 333-213465; dated October 10, 2016, in connection with the issuance of the units, each consisting of one AHPAC Class A ordinary share, $.0001 par value, and one warrant; (iv) representations and covenants set forth in a letter dated as of the date hereof from an officer of AHPAC (the “Officer’s Certificate”); and (v) such other corporate records, agreements, documents and other instruments, and such other certificates or comparable documents of public officials and of officers and representatives of AHPAC as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of AHPAC.

Our opinion set forth below assumes, with your consent: (1) the accuracy and completeness of the statements and facts concerning the Business Combination set forth in the Registration Statement, (2) the consummation of the Business Combination in the manner contemplated by, and in accordance with the terms set forth in, the Registration Statement, (3) that the representations and covenants are and will continue to be, including as of the Business Combination and thereafter, true and correct without regard to any qualification as to knowledge or belief, (4) that there will be no change in applicable U.S. federal income tax law from the date hereof through the effective time of the

Business Combination and (5) that the Business Combination will be reported by ENVG and its affiliates in a manner consistent with our opinion set forth below.

Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above and qualifications set forth below, we hereby confirm that the discussion contained in the Registration Statement under the caption  “Material Tax Considerations—Material U.S. Federal Income Tax Considerations,” insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, subject to the assumptions, limitations and conditions set forth therein, represents our opinion as to the material U.S. federal income tax consequences of the Business Combination to beneficial owners of AHPAC Class A ordinary shares and AHPAC warrants and the material U.S. federal income tax consequences to them of owning and disposing of ENVG Class A common stock and ENVG warrants received in the domestication.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, in each case as in effect on the date hereof and any of which may be changed at any time with retroactive effect.  Any change in applicable laws or facts and circumstances surrounding the Business Combination, or any inaccuracy in the facts or assumptions on which we have relied, may affect the continuing validity of the opinion set forth herein.  We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.  No opinion is expressed as to any transactions other than the Business Combination or any matter other than those specifically covered by the foregoing opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP